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EXHIBIT 10.12


                        CONSULTING SERVICES AGREEMENT

This CONSULTING AGREEMENT is effective as of November 21, 2002 by and between Concentrax, Inc. ("Client" or "CTRX") and United Investments Management, Inc. ("Consultant") with reference to the following facts:

WHEREAS, CTRX is a Nevada corporation located in Houston, Texas, and its common stock trades on the NASDAQ Over the Counter Bulletin Board under the symbol "CTRX"; and, WHEREAS, Consultant, an international financial advisory company, possess experience, skills, knowledge, abilities and background in the fields of business development, financial consulting, and investor relations; WHEREAS, CTRX and Consultant desire to enter into an Agreement providing for the services of Consultant for the benefit of CTRX;

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, and intending to be legally bound, it is mutually covenanted and agreed by and between the parties to the terms and conditions hereinafter set forth.

1. ENGAGEMENT. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a strategic financial consultant to the Client and to render such advice, consultation, information and services to the Client regarding general financial and business matters including, but not limited to:

A. Listing Services:

         - Consultant shall prepare an application for a listing of the Client's common stock on a German Stock exchanges, e.g. on the Frankfurt, Berlin or Hamburg Stock Exchange, and introduction to local securities dealers and market makers, if Client so desires. Client understands that Consultant cannot guarantee that Client's securities will be listed for trading on any German exchange because the final decision to list securities for trading rests with the exchange itself. Two Thirds of the fee associated with listing will be returned to Client if Consultant is unsuccessful in obtaining a German Stock exchange listing for Client;

         - Consultant shall deliver further detailed information regarding the listing application process and the specific stock exchange.

B. Investor Relations Service:

         - Consultant intends to (i) introduce members of Client's management to individuals, corporations, banks, and financial institutions, securities dealers, (including, among others, investment bankers who may assist Client with equity financing; (ii) advise Client with respect to its plans and strategies for raising capital; (iii) assist


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Client in its discussions with underwriters, investors, brokers and institutions and other professionals retained or to be retained by Client; (iv) assist Client with identifying possible acquisitions or merger candidates; and (v) advise and assist Client with public relations and promotions matters.

C. Corporate Finance Services:

         - Corporate finance consulting in connection with any equity financing, including introduction to the Consultant's investors network of over 150 institutions and their investment advisors plus various potential private investors capable of financing public companies.

         - Information on financings against equity as collateral, loans, credit lines, debt financings and other forms of funding that could function as bridge financing in connection with the aforementioned fund raising services.

         - Introduction to various banks and other European financial institutions, e.g. offering credit line facilities against stock, assistance in opening banking and/or brokerage accounts in Europe with any banks or financial institutions, and assistance in applying for a credit line facility at any bank or financial institution

D. Consultant shall, during the term of this Agreement, devote such time, attention, skill, and efforts to the performance of duties on behalf of CTRX, provide such identified services for CTRX to the extent the parties mutually agree is necessary under the circumstances.

E. To the best of his ability and experience Consultant shall loyally and conscientiously perform all of the duties and obligations required of it either expressly or implicitly by the terms of this Agreement.

F. Consultant's performance of its duties hereunder shall at all times be rendered to CTRX's satisfaction and may be rendered at the offices maintained by Consultant or at any other location deemed suitable by Consultant and CTRX.

G. LIMITATIONS ON SERVICES. The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in-house "due-diligence" or "compliance" departments of brokerage houses, etc. Accordingly, Consultant agrees:

                  (i) Consultant shall NOT release any financial or other information or data about the Client without the consent and approval of the Client.

                  (ii) Consultant shall not conduct any meetings with financial analysis without informing the Client in advance of the proposed meeting and the format or agenda of such meeting and the Client may elect to have a representative of the Client attend at such meeting.


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                  (iii) Consultant shall NOT release any information or data about the Client to any selected or limited person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated.

                  (iv) After notice by the Client of filing for a proposed public offering of securities of the Client, and during and period of restriction on publicity, Consultant shall not engage in any public efforts not in the normal course without approval of counsel for the Client and of counsel for the underwriter(s), if any.

                  (v) Consultant shall NOT, for themselves or either of them, take any action or advice or knowingly permit the Client to take any action, which would violate any foreign securities laws or rules and regulations issued thereunder.

2. TERM OF AGREEMENT. The term of this Agreement ("Term") shall commence on the date hereof and continue for a period of twelve (12) months as follows: The filing of the application for listing on a German exchange will begin promptly after receipt of the Engagement Fee (please see below). The promotion campaign will begin immediately upon notice by Consultant that the listing application has been approved ("Listing Approval"), and will continue for a period of 6 months. Professional maintenance and continuing communication with the established network will continue thereafter for an additional 6 months. All other obligations under this Agreement shall be terminated and/or satisfied only as otherwise indicated herein. 3. FEES AND CONSIDERATIONS. as consideration for Consultant entering into this Agreement, Client and Consultant agree to the following:

A. Listing Fee: An additional Listing Fee ("Listing Fee") of US $15,000 payable by Client to Consultant. The Listing Fee will be satisfied by a cash payment of US $15,000 by Client to Consultant on the date hereof. If Consultant is unsuccessful in obtaining a listing on any German exchange at the end of a 90-day period from the initial date of payment, two thirds, or $10,000, will be returned to Client immediately.

B. Bonus Fee: An additional Bonus Fee ("bonus Fee") payable to Consultant based on performance benchmarks as follows:

Benchmarks "A": A Bonus Fee of 400,000 shares of Client's common stock is payable to Consultant when or if the share price of Client's common stock reaches or exceeds at any stock exchange US $3.00 (and not less than 500,000 shares trading volume at U.S. Stock exchanges) or when or if the aggregate trading volume of Client's common stock at U.S. Stock exchanges(s) reaches or exceeds the entire sum of 1,000,000 shares. Summary of benchmarks:

SHARE PRICE:      U.S. $3.00 + 500,000 or more shares of Common Stock
                  Exchange(s)

TOTAL VOLUME:     1,000,000 shares at US stock exchange(s)

TIME FRAME:       Benchmark(s) to be fulfilled within 180 days after Listing -


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Benchmarks "B": A Bonus Fee of 300,000 shares of Client's common stock is payable to Consultant when or if the share price of Client's common stock reaches or exceeds at any stock exchange US $5.00 or when or if the aggregate trading volume of Client's common stock at U.S. Stock exchanges(s) reaches or exceeds the entire sum of 1,500,000 shares. Summary of benchmarks:

SHARE PRICE:      US $5.00

TOTAL VOLUME:     1,500,000 shares at US stock exchange(s)

TIME FRAME:       Benchmark(s) to be fulfilled within 240 days after Listing
                  Approval

Benchmarks "C": A Bonus Fee of 300,000 shares of Client's common stock is payable to Consultant when or if the share price of Client's common stock reaches or exceeds at any stock exchange US $7.50 or when or if the aggregate trading volume of Client's common stock at U.S. Stock exchanges(s) reaches or exceeds the entire sum of 3,000,000. Summary of benchmarks:

SHARE PRICE:      US $7.50

TOTAL VOLUME:     3,000,000 shares at US Stock exchange(s)

TIME FRAME:       Benchmark(s) to be fulfilled within 360 days after Listing

The shares transferred under this paragraph C will be freely tradable, duly authorized, validly issued and outstanding, fully paid and non-assessable and will not be subject to any liens or encumbrances.

Client and Consultant agree to establish an escrow account with an Escrow Agent ("Escrow Agent"), to be identified, for compensation and delivery of payable Bonus Fee(s). (See Escrow Appointment and Leak Out Agreement) Upon completion of the Bonus Fee(s) payment(s) or expiration of the Agreement or earlier request of the Escrow Agent, Client shall reimburse the Escrow Agent for its fees and out-of-pocket expenses incurred in performance of its services hereunder. However, no such, reimbursement for fees, cost and expenses, indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of chargeable to the funds on deposit in the escrow account. Furthermore Client agrees to save harmless, indemnify and defend the Escrow Agent for, from and against any loss, damage, liability, judgment, cost and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Escrow Agent under this Agreement.

C. Financing Fee: In the event and upon closing of an equity financing in which funding is provided by one or more investors, Consultant shall be paid an additional placement fee ("Finder's Fee" or "Cash Commission") as follows:

(a) Financing: $500K - $1M = 8% Cash Commission + that number of CTRX shares equaling 20% of the gross amount of financing, or $200,000 worth of CTRX stock valued


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at 80% of the 90 day trailing average price per share for shares to be registered. Restricted Shares shall be valued at 50% of the 90-day trailing average price per share.

(b) Financing: $1.01m - $5M = 6% Cash Commission + that number of CTRX shares equaling 20% of the gross amount of financing, or, up to $200,000 worth of shares valued at 80% of the 90 day trailing average price per share for shares to be registered. Restricted Shares shall be valued at 50% of the 90-day trailing average price per share.

(c) Financing: $5.01m or more = 4% Cash Commission + that number of CTRX shares equaling 20% of the gross amount of financing. Shares to be registered will be valued at 80% of the 90-day trailing average price per share. Restricted Shares shall be valued at 50% of the 90-day trailing average price per share.

(d) Debt Financing: Upon request by Client, Consultant will negotiate for debt financing for Client of up to $1,000,000 to be collateralized by CTRX treasury stock at terms agreeable to Client. Consultant to be paid 2% cash fee of gross financing facility plus that number of CTRX shares equaling 20% of the gross amount of financing, Free Trading Shares at 80% of the 90 day trailing average price per share. Restricted Shares valued at 50% of the 90-day trailing average price per share.

Any Finder's Fee or Cash Commission owed to Consultant under this paragraph shall be paid to Consultant promptly after closing of the respective financing.

D. Success Fee: Except as set forth differently in this Agreement, Client will pay a success fee of 8.0% to Consultant in connection with any acquisitions, projects, or any other findings or transactions involving products, commodities, services, currencies, additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or agreements or third party assignments hereof.

4. ESCROW APPOINTMENT AND LEAK OUT AGREEMENT

A. Escrow Agent will be Andrea Cataneo, Esq., with offices at 81 Meadowbrook Road, Randolph, NJ 07869.

B. A total of 1,000,000 Shares of CTRX Stock will be issued and placed into escrow account and released as bonus shares in accordance with the achievement of various Benchmarks. The Escrow Agent will have the authority from both client and consultant to release shares in accordance with outlined Benchmarks reached by Consultant. Confirmation of achieved Benchmarks shall come from various sources and must be provided to authorize the release of shares.

         (i) All stock purchased by consultants must be purchased on the U.S. Market (OTCBB), then electronically transferred to the German Exchange, so that tracking of purchased stock can be immediately identified by the removal of stock from U.S. Market i.e. D.T.C. Sheets.


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         (ii) Any application to register new shares on U.S. Market through either attorney of record (Andrea Cataneo, Esq.) and/or stock transfer agent must be reported to all parties in order to maintain fair and accurate accounting records.

         (iii) Leak Out Agreement. The Escrow Agent will be provided with current daily D.T.C. Sheets, and weekly sheets in order to follow purchases and removal of stock from the US Exchanges, as well as weekly reports from the stock transfer agent and attorney with regard to any new registrations. As benchmarks are reached and bonus shares are distributed, Consultant agrees to a leak out no more than of 20% of the bonus shares per month.

5. INDEPENDENT CONTRACTOR. The parties agree that:

A. No relationship of employer and employee is intended or created by this Agreement. Consultant shall act as an independent contractor and shall have no claim under this Agreement or otherwise against CTRX. B. Consultant, as an independent contractor, is responsible for the payment of all federal, state, local and employment taxes that may arise because of monies or other benefits that it receives from CTRX under this Agreement.

6. TAX WITHHOLDING. In the event that it is finally determined by the proper tax authority that Consultant is not an independent contractor but an employee of CTRX, then Consultant shall have the right to deduct or withhold from the compensation due to Consultant hereunder any and all sums required for federal income, Social Security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future.

7. TRADE SECRETS. The parties acknowledge and agree that, during the term of this Agreement, and, in the course of the discharge of its duties hereunder, Consultant shall have access to and become acquainted with information concerning the operation of CTRX including, without limitation, financial, personnel, credit reports, customer names and addresses, economic data, sales and other information that is owned by CTRX and regularly used in the operation of CTRX's business, and, that such information shall be the exclusive property of CTRX and constitutes CTRXs trade secrets.

A. Consultant specifically agrees that it shall not misuse, misappropriate, or disclose any such trade secrets, directly or indirectly, to any person or use them in any way, either during the term of this Agreement or at any other time thereafter, except as is required in the course of its duties hereunder.

B. Consultant acknowledges and agrees that the sale or unauthorized use or disclosure of any of CTRX 's trade secrets, including information concerning CTRX's current or any future and proposed work, services, or products, the facts that any such work, services, or products are planned, under consideration, or in production, as well as any descriptions thereof, constitute unfair competition.


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C. Consultant further agrees that all files, records, documents, drawings, specifications, equipment, and similar items relating to CTRX 's business, whether prepared by CTRX, Consultant or others, are and shall remain exclusively the property of CTRX and that they shall be removed from the premises of CTRX only with the express prior written consent of CTRX's Board of Directors.

D. On termination of this Agreement, Consultant shall not be entitled to keep or reproduce CTRX's records, files, documents, drawings, specifications, equipment, and similar items related to any customer.

8. TERMINATION OF CONTRACT. This Agreement may be terminated as follows:

A. On any specified agreed date, if CTRX and Consultant shall mutually agree in writing to terminate this Agreement.

B. Upon expiration of the term of this Agreement, provided either party gives prior written notice to the other party of that party's decision not to renew this Agreement.

C. With the exception of Paragraph 1A(iv) which shall survive Consultant and become part of his estate, immediately after Consultant has been unable or unwilling to perform his obligations as described in Paragraph 1A (i) and (ii);

D. Immediately on the filing of a petition in bankruptcy by CTRX.

E. Unless otherwise indicated by CTRX, immediately upon the adoption by CTRX of a plan to sell or change management of the business or terminate its business and liquidate its assets, or, if CTRX is ordered to be liquidated pursuant to a judicial proceeding.

F. Unless otherwise indicated by CTRX, immediately in the event of any merger or consolidation or transfer of assets. CTRX's rights, benefits, and obligations hereunder may not be assigned to the surviving or resulting corporation.

G. Immediately upon the insolvency of CTRX or Consultant.

H. Immediately if Consultant fails, refuses or neglects to perform faithfully or diligently the duties of the Agreement, or for any reason that is deemed to be for cause under Nevada law.

I. Immediately if CTRX or Consultant commits an act of dishonesty, fraud, material misrepresentation, or serious moral turpitude.

9. OBLIGATIONS AFTER TERMINATION. In the event of termination of this Agreement, CTRX shall be obligated only to pay for the compensation earned by Consultant prior to termination, specifically CTRX must honor paragraph 4A(iv) even in the event of early termination. Consultant shall remain obligated to CTRX to fulfill its


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remaining obligations under this Agreement notwithstanding the termination of this Agreement.

10. NON-CIRCUMVENTION: Client, intending to be legally bound, hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate Consultant directly or indirectly, to avoid payments or fees, commissions, or any other form of compensations to Consultant in any transaction with any corporation, partnership, or individual, revealed by either party to the other, in connection with any projects, or currency exchanges, or any loans or collaterals, or any findings, or any financings, or any other transactions involving products, commodities, services, additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or agreements or third party assignments hereof.

11. EXCLUSIVITY: PERFORMANCE: CONFIDENTIALITY. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expand only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided not otherwise secret and confidential. All such confidential information provided to Consultant by Client shall be clearly and conspicuously marked with the work "Confidential." Consultant may disclose Client's confidential information pursuant to applicable law or regulations or by operation of law, provided that the Consultant may disclose only such information as is legally required.

12. INDEPENDENT CONTRACTOR. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and shall not be subject to the control or supervision of Client. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner, unless otherwise mutually agree.

13. INDEMNIFICATION. Client agrees to save harmless, indemnify and defend Consultant, its agents and employees from and against any cost, loss, damage, liability, judgment and expense whatsoever, including attorney's fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Consultant under this Agreement. Furthermore Client hereby represents and warrants to Consultant that it is duly organized and in good standing under State Law and under Federal Law, is current in its filings and disclosures with the appropriate regulatory bodies and has all requisite power and authority to carry on business as now conducted and as contemplated herein.


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14. ASSIGNMENT. No right or interest in this Agreement shall be assigned by either party without the written permission of the other party and no delegation of any obligation owed or of the performance of any obligation shall be made without the written permission of the parties. Any attempted assignment or delegation shall be wholly void and completely ineffective for all purposes unless made in conformity with this Agreement. Services performed by Consultant for CTRX and any revenues derived from same (as related specifically to CTRX) shall be considered the business and the income of CTRX.

15. SUCCESSORS AND ASSIGNS. Except as provided in the preceding paragraph, this Agreement shall inure to the benefit of and be binding upon the parties hereof, and each of their successors and assigns.

16. ENTIRE AGREEMENT. This writing is intended by the parties as a final statement of their Agreement, is intended also as a complete and exclusive statement of the terms of this, the sole and only, Agreement between them, correctly sets forth their obligations to each other as of this date and contains all of the covenants and agreements between the parties with respect to those services. No course of prior dealings between the parties and no usage of the trade shall be relevant to supplement or explain any term used in this Agreement. Acceptance or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature of the performance and opportunity for objection. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

17. MODIFICATION. This Agreement or any of its terms cannot be modified, changed, altered, appealed, discharged or terminated except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of any such modification is sought.

18. AMENDMENTS. The provisions of this Agreement may be waived, altered, amended, repealed, or otherwise changed, in whole or in part, only on the written consent of all the parties to this Agreement.

19. EFFECT OF WAIVER. Failure to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of the right or power for all or any other times. Except as otherwise provided herein, no claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against either party except on the basis of a written instrument executed by or on behalf of such party. Any party shall have the unilateral right by written instrument to waive any condition or extend the time for performance of any condition or act to be performed for its benefit or


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approval, and a waiver of any condition, right or remedy shall not be deemed a waiver of any other condition, right or remedy. The waiver by any party of the performance of any covenant, condition or promise shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision of this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded. The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach either of the same provision or any other provision of this Agreement.

20. CONSTRUCTION. This Agreement shall be construed as a whole and in accordance with its plain meaning. The organization of this Agreement is for convenience only and shall not be used in construing the meaning of the provisions of this Agreement.

21. SEVERABILITY AND INVALIDITY. It is intended that each provision of this Agreement shall be viewed as separate and divisible. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

22. HEADINGS AND TITLES. The title headings of the respective sections and paragraphs of this Agreement are inserted for convenience and ease of reference only and shall not be deemed to be part of this Agreement or do not define, limit, augment or describe the scope, content or intent of this Agreement or any part or parts of this Agreement.

23. DRAFTING PARTIES. Each party executing this Agreement agrees that it has fully participated in the drafting of this Agreement and that no party shall be deemed to be the drafting party of this Agreement.

24. GENDER. When the context in which the words are used in this Agreement indicates that such is the intent, the singular and plural number shall be deemed to include the other, and, the masculine, feminine and neuter genders shall be deemed to include the other.

 25. GOVERNING LAW. This Agreement has been executed in the place indicated below and shall be construed in accordance with, and governed by, the laws of the Nevada.

26. ARBITRATION OF DISPUTES. Any controversy or claim between the parties arising out of or relating to this Agreement, or the breach thereof, or any claim hereunder, shall be settled by arbitration in the County of Parris County, State of Texas, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered in any state or federal court having jurisdiction thereof. The fee of the arbitrator or arbitrators shall be borne by the parties in accordance with the Rules of the


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American Arbitration Association and, insofar as may be feasible, the parties shall designate an experienced arbitrator (or arbitrators) who is knowledgeable of the type contemplated by this Agreement. The parties agree that as between them, this arbitration provision shall not preclude either party from seeking provisional judicial remedies to preserve the status quo.

27. REMEDY FOR BREACH. If either party breaches any provision of this Agreement, the other party shall be entitled, if it so elects, to institute and prosecute proceedings to obtain damages for breach of this Agreement or for any other legal or equitable relief to which it may be entitled at law. It is further agreed that any breach or evasion of any of the terms of this contract by either party hereto will result in immediate and irreparable injury to the other party and will authorize recourse to injunction and/or specific performance, if appropriate, as well as to all other legal or equitable remedies to which such injured party may be entitled hereunder.

28. ATTORNEYS' FEES. If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to recover as an element of its costs of suit, and not as damages, reasonable attorneys' fees to be fixed by court. The "prevailing party" shall be the party who is entitled to recover its costs of suit, whether or not suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to its costs or attorneys' fees.

29. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed and fully effective as an original and all of which together shall constitutes one and the same instrument.

30. FACSIMILE TRANSMISSION. In the event that any person utilizes a "facsimile" transmission, including but not limited to signed documents, the parties agree to accept the same as if they bore original signatures. The parties hereby agree to provide the other parties, within seventy-two (72) hours of transmission, such facsimile transmitted documents bearing the original signature, if any.

31. NOTICE. All notices, requests, demands, options and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if given personally, or by telephone, telegram, or electronic transmission to the President of the party to whom notice is being given, or, if served personally on the party to whom notice is to be given, or within seventy-two (72) hours after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and if properly addressed to the party, at its address set forth on the signature page of this Agreement or any other address that any party may designate by written notice to the others.

Notices to Consultant shall be given as follows:


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                      INSERT ADDRESS OF CONSULTANT, PLEASE

Notices to CTRX shall be given as follows:

                  Mark Gifford, President
                  Concentrax, Inc., 2400 Augusta, Suite 425,
                  Houston, Texas 77057, or other such addresses as may be furnished to Consultant from time to time in writing.

32. TIME IS OF ESSENCE. Time is expressly declared to be the essence of this Agreement.

33. COSTS OF PERFORMANCE. Any party breaching this agreement shall bear and save the other party harmless from all costs and expenses required for securing any court orders, court decrees, court approvals, inheritance tax clearances, and estate tax clearances required to enable the non-breaching party to secure the required performance of the breaching party.

34. REPRESENTATIONS AND WARRANTIES. Each party to this Agreement hereby represents and warrants to the other parties to this Agreement as follows:

A. Each party believes the matter set forth in the Recitals to be true and correct;

B. Each party has received independent legal advice from its attorneys with respect to the advisability of entering into this Agreement;

C. Each party has carefully read this Agreement and understands this Agreement;

D. No party has previously assigned, encumbered, or in any manner transferred all or any portion of any claim or right that may be covered by this Agreement;

E. No representation, warranty, or promise not expressly set forth in this Agreement has been made by any party to this Agreement or by its agents, representatives, or attorneys with respect to the subject matter of this Agreement and no party has entered into this Agreement on the basis of any such representation, warranty, or promise; and F. This Agreement is not intended to be, and shall not be deemed or construed to be, an admission of liability by any party for any purpose.

35. MISCELLANEOUS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement


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constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. This agreement may, if required, be signed in counterparts, or by facsimile.


         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

UNITED INVESTMENTS MANAGEMENT, INC.


Signature:
           -----------------------

Name:
           -----------------------

Title:
           -----------------------


CONCENTRAX, INC.

Signature:
           -----------------------

Name:
           -----------------------

Title:
           -----------------------


Share Price:
Total Volume:
Time Frame:
Approval


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